United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

February 5, 2015

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of registrant as specified in its charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

345 Bobwhite Court, Suite 200

Boise, Idaho 83706

(Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 22, 2015, we entered into a loan transaction in the amount of $400,000 with an “accredited investor” as that term is defined in Rule 501 of Regulation D of the Securities and Exchange Commission (the “SEC”). The transaction involved the issuance of a Promissory Note, which is payable with interest of 10% per annum. The interest is payable monthly in cash, with the first payment due on or before March 10, 2015. The note principle balance and any outstanding interest, are due on or before June 30, 2015. PCS has agreed to issue 2,000,000 warrants with a 36 month term at $0.04 per share exercise price. The Promissory Note is secured by the T4EDU Toolkits Contract 0006/0017 Work Order No. 5, 6, 7, 8, less zakat and holdback, with PCS Edventures for the sum of $491,928 as collateral. The loan proceeds will be utilized to purchase inventory, bring certain vendors and payable accounts current, and finance the operations and logistics required to fulfill and support Operations. Final loan documents between Mr. Hackett and PCS Edventures were not executed and delivered until February 05, 2015.

The Contract requires delivery of materials and curriculum T4EDU by March, 2015. We are scheduling, recruiting, and producing, the contract to meet the full delivery Contract timeline.

There are risks associated with the delivery requirements, even though we believe that the general risk of rejection of the deliveries if delayed is small. These risks include, among general risks associated with all forms of transportation, the following:

  There is risk in the supply chain for curriculum writers as the Contract requirements are significant and complex.

  Despite all efforts, the funds available to the customer for our products could be withdrawn if deliveries are late, and there can be no assurance that we would be paid if the funds were withdrawn; if this happened, we may be required to inventory the materials prepared for delivery without a customer readily available for purchase, while still having the liability under the Promissory Note referenced herein.

No assurance can be given that any one of these or other potential risks will not result in our inability to satisfy the requirements of the Contract though we will remain liable on the Promissory Note.

Item 9.01 Financial Statements and Exhibit

(d)	Exhibit No.	Exhibit Description

	10.1	Promissory Note
	10.2	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Dated:	February 5, 2015	By:	/s/ Robert Grover
Robert Grover
CEO

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